Exhibit 2.4
AGREEMENT AND PLAN OF MERGER
     THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is entered into as of the 31st day of December, 2006, by and among The State Bank and Trust Company, an Ohio state-chartered bank located at 401 Clinton Street, Defiance, Ohio 43512 (“State Bank”); The Exchange Bank, an Ohio state-chartered bank located at 235 Main Street, Luckey, Ohio 43443 (“Exchange Bank”); and Reliance Financial Services, N.A., a national banking association located at 401 Clinton Street, Defiance, Ohio 43512 (“Reliance”). State Bank, Exchange Bank and Reliance are hereinafter sometimes collectively referred to as the “Constituent Banks.”
R E C I T A L S :
     WHEREAS, the authorized capital stock of State Bank consists of 300,000 shares of common stock, $10.00 par value per share, of which 300,000 shares are issued and outstanding and are owned of record by Rurban Financial Corp., an Ohio corporation (“Rurban”);
     WHEREAS, the authorized capital stock of Exchange Bank consists of 125,000 shares of common stock, $20.00 par value per share, of which 125,000 shares are issued and outstanding and are owned of record by Rurban;
     WHEREAS, the authorized capital stock of Reliance consists of 250,000 shares of common stock, $1.00 par value per share, of which 250,000 shares are issued and outstanding and are owned of record by State Bank;
     WHEREAS, the Boards of Directors of the Constituent Banks have determined that it is advisable and in the best interests of their respective banks and their shareholders that Exchange Bank and Reliance be merged with and into State Bank upon the terms and subject to the conditions of this Agreement (the “Merger”); and
     WHEREAS, the Boards of Directors of the Constituent Banks have each authorized and approved this Agreement by resolutions duly adopted by them;
     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements of the parties herein contained, it is hereby agreed by the parties hereto that the terms of the Merger, and the mode of carrying the Merger into effect, shall be as follows:
ARTICLE I
The Merger
          Section 1.01. At the Effective Time (as defined in Section 4.01 below), Exchange Bank and Reliance shall each merge with and into State Bank under the state banking charter of State Bank (the “Merger”). State Bank shall be the continuing and surviving bank in the Merger (hereinafter referred to as the “Surviving Bank”), and shall be the only one of the Constituent Banks to continue its separate corporate existence after the Effective Time.

          Section 1.02. The name of the Surviving Bank shall be “The State Bank and Trust Company.”
          Section 1.03. The principal office of the Surviving Bank shall be located at 401 Clinton Street, Defiance, Ohio 43512.
          Section 1.04. The purpose or purposes of the Surviving Bank shall be as set forth in the Articles of Incorporation of State Bank as in effect immediately before the Effective Time and attached hereto as Attachment A.
          Section 1.05. The authorized capital of the Surviving Bank shall consist of 300,000 shares of common stock, $10.00 par value per share.
          Section 1.06. The Articles of Incorporation of State Bank as in effect immediately before the Effective Time and attached hereto as Attachment A shall be the Articles of Incorporation of the Surviving Bank until amended in accordance with law.
          Section 1.07. The Code of Regulations of State Bank as in effect immediately before the Effective Time and attached hereto as Attachment B shall be the Code of Regulations of the Surviving Bank until amended in accordance with law.
          Section 1.08. The following directors of State Bank immediately prior to the Effective Time shall serve as the directors of the Surviving Bank until the next annual meeting or until such time as their successors have been duly elected and qualified:

Name	Address
Steven D. VanDemark	2041 Willow Bay Drive Defiance, Ohio 43512

Thomas A. Buis	1474 Township Road 243 Fostoria, Ohio 44830

Thomas M. Callan	1390 Ironwood Court Defiance, Ohio 43512

John R. Compo	106 Washington Avenue Defiance, Ohio 43512

John Fahl	1811 Windsor Place Findlay, Ohio 45840

Robert A. Fawcett, Jr.	172 Eastowne Drive Ottawa, Ohio 45875

Richard L. Hardgrove	4851 Lantern Hill Circle N.W. Canton, Ohio 44718

Kenneth A. Joyce	401 Clinton Street Defiance, Ohio 43512

Name	Address
Rita A. Kissner	138 Biede Place Defiance, Ohio 43512

Thomas L. Sauer	1010 East River Drive Defiance, Ohio 43512

J. Michael Walz, D.D.S.	1643 Hampton Avenue Defiance, Ohio 43512

Mark A. Klein	401 Clinton Street Defiance, Ohio 43512
          Section 1.09. The officers of State Bank immediately prior to the Effective Time shall serve as the officers of the Surviving Bank until changed in accordance with law.
ARTICLE 2
Conversion and Cancellation of Shares
          Section 2.01. At the Effective Time and as a result of the Merger, automatically and without any further act of State Bank, Exchange Bank, Reliance, or the holders of State Bank, Exchange Bank or Reliance shares, the following shall occur:
(a)	Each share of common stock of Exchange Bank that is issued and outstanding immediately prior to the Effective Time shall be extinguished and cease to exist, and shall not be converted into shares of the Surviving Bank or the right to receive cash or any other property;

(b)	Each share of common stock of Reliance that is issued and outstanding immediately prior to the Effective Time shall be extinguished and cease to exist, and shall not be converted into shares of the Surviving Bank or the right to receive cash or any other property; and

(b)	Each share of common stock of State Bank that is issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding after the Effective Time and shall constitute one share of common stock of the Surviving Bank.
ARTICLE III
Effects of the Merger
          Section 3.01. On and after the Effective Time and as a result of the Merger, the separate existence of Exchange Bank and Reliance shall cease; provided, however, that whenever a conveyance, assignment, transfer, deed or other instrument or act is necessary to vest property or rights in the Surviving Bank, the officers of the Constituent Banks shall execute, acknowledge and deliver such instruments and do such acts.

          Section 3.02. The status of State Bank as an Ohio state-chartered member bank shall be unaffected by the Merger. State Bank shall continue after the Effective Time subject to the statutory and administrative controls to which it was subject before the Effective Time.
          Section 3.03. On and after the Effective Time, all of the assets and property of every kind and character, real, personal and mixed, tangible and intangible, choses in action, rights and credits, owned by the Constituent Banks, or which would inure to any of them, shall immediately, by operation of law and without any conveyance or transfer and without any further act or deed, be vested in and become the property of the Surviving Bank, which shall have, hold and enjoy the same in its own right as fully and to the same extent as the same were possessed, held and enjoyed by the Constituent Banks before the Merger, and the Surviving Bank shall be deemed to be and shall be a continuation of the entity and identity of State Bank on and after the Effective Time.
          Section 3.04. All of the rights and obligations of the Constituent Banks shall remain unimpaired, and the Surviving Bank shall succeed to all of such rights and obligations and the duties and liabilities connected therewith. Title to any real estate or any interest therein vested in any Constituent Bank shall not revert or in any way be impaired by reason of the Merger. Any claim existing, or action or proceeding pending, by or against any Constituent Bank, may be prosecuted to judgment with right of appeal, as if the Merger had not taken place, or the Surviving Bank may be substituted in its place.
          Section 3.05. On and after the Effective Time, all the rights of creditors of each Constituent Bank shall be preserved unimpaired, and all liens on the property of any Constituent Bank shall be preserved unimpaired, on only the property affected by any such lien immediately prior to the Effective Time.
          Section 3.06. By way of example of the effect of the provisions of this Article III and without limiting the generality of any other provision of this Article III, on and after the Effective Time, all deposit accounts of Exchange Bank shall be deemed issued in the name of the Surviving Bank in accordance with applicable regulations.
ARTICLE IV
Effective Time
          Section 4.01. The Merger shall become effective at the date and time specified in the Certificate of Merger filed with the Ohio Secretary of State with respect to the Merger (the “Effective Time”); provided, however, that such filing shall not occur and the Merger shall not be effective until all of the following events have taken place: (a) the sole shareholders of State Bank, Exchange Bank and Reliance shall have each adopted and approved this Agreement; (b) the Merger shall have been approved by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Ohio Division of Financial Institutions (the “Division”) and any other regulatory authority required to approve the Merger under applicable law; (c) all applicable regulatory waiting periods shall have expired; and (d) the Certificate of

Merger with respect to the Merger shall have been executed and delivered to the Division for filing with the Ohio Secretary of State.
ARTICLE V
Miscellaneous
          Section 5.01. This Agreement may be amended at any time prior to the Effective Time by an agreement in writing executed in the same manner as this Agreement.
          Section 5.02. This Agreement may be terminated, and the Merger abandoned, at any time prior to the Effective Time by the mutual action of the Boards of Directors of State Bank, Exchange Bank and Reliance.
          Section 5.03. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Constituent Banks have caused this Agreement and Plan of Merger to be duly executed by their authorized officers as of the day and year first above written.

ATTEST:		THE STATE BANK AND TRUST COMPANY

By: Name:	/s/ Valda L. Colbart Valda L. Colbart	By: Name:	/s/ Mark A. Klein Mark A. Klein
Title:	Executive Assistant	Title:	President and CEO

ATTEST:		THE EXCHANGE BANK

By: Name:	/s/ Valda L. Colbart Valda L. Colbart	By: Name:	/s/ Henry R. Thiemann Henry R. Thiemann
Title:	Executive Assistant	Title:	President and CEO

ATTEST:		RELIANCE FINANCIAL SERVICES, N.A.

By: Name:	/s/ Valda L. Colbart Valda L. Colbart	By: Name:	/s/ Craig A. Kuhlman Craig A. Kuhlman
Title:	Executive Assistant	Title:	President and CEO

ATTACHMENT A
Articles of Incorporation
See attached.

EXHIBIT “A”
AMENDED ARTICLES
OF
THE STATE BANK AND TRUST COMPANY
               FIRST. The name of said corporation shall be THE STATE BANK AND TRUST COMPANY
               SECOND. Said corporation is to be located at Defiance, in Defiance County, Ohio, and its principal business there transacted.
               THIRD. The purpose for which the corporation is formed is to conduct the business of a commercial bank, a savings bank, a trust company, a special plan bank, or a combination of two or more, or all, of such classes of business, and to let out safety deposit boxes and other receptacles by lease or otherwise, and to do all things necessary or incident thereto pursuant to the provisions of the General Code of Ohio and any and all acts amendatory or supplementary thereto.
               FOURTH. The maximum number of shares which the corporation is authorized to have outstanding shall be Three Hundred Thousand shares (300,000) of common stock of the par value of Ten Dollars ($10.00) each.
               FIFTH. These amended articles supersede the existing articles.

ATTACHMENT B
Code of Regulations
See attached.

ADOPTED 8/19/98
AMENDED AND RESTATED REGULATIONS
OF
THE STATE BANK AND TRUST COMPANY
INDEX
           ARTICLE ONE
           MEETINGS OF SHAREHOLDERS

           ARTICLE THREE
           OFFICERS

ii

ADOPTED 8/19/98
AMENDED AND RESTATED CODE OF REGULATIONS
OF
THE STATE BANK AND TRUST COMPANY
ARTICLE ONE
MEETINGS OF SHAREHOLDERS
               Section 1.01. Annual Meetings. The annual meeting of the shareholders for the election of directors, for the presentation of financial statements and for the transaction of such other business as may properly come before such meeting, shall be held on the fourth Monday in April in each year or on such other date as may be fixed from time to time by the directors.
               Section 1.02. Calling of Meetings. Meetings of the shareholders may be called only by the chairman of the board, the president, or, in case of the president’s absence, death, or disability, the vice president authorized to exercise the authority of the president; the secretary; the directors by action at a meeting, or a majority of the directors acting without a meeting; or the holders of at least 25% of all shares outstanding and entitled to vote thereat.
               Section 1.03. Place of Meetings. All meetings of shareholders shall be held at the principal office of the corporation, unless otherwise provided by action of the directors. Meetings of shareholders may be held at any place within or without the State of Ohio.
               Section 1.04. Notice of Meetings. (A) Written notice stating the time, place and purposes of a meeting of the shareholders shall be given either by personal delivery or by first-class mail not less than seven nor more than sixty days before the date of the meeting, (1) to each shareholder of record entitled to vote at the meeting, (2) by or at the direction of the president, a vice-president, the secretary or any two directors. If mailed, such notice shall be addressed to the shareholder at his address as it appears on the records of the corporation and shall be deemed to have been given when deposited in the mail. In computing the period of time for the giving of notice required, the date on which the notice is given shall be excluded, and the day of the meeting shall be included. Notice of adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.
               In the event of a transfer of shares after the record date for determining the shareholders who are entitled to receive notice of a meeting of shareholders, it shall not be necessary to give notice to the transferee. Nothing herein contained shall prevent the setting of a record date in the manner provided by law, the Articles or the Regulations for the determination of shareholders who are entitled to receive notice of or to vote at any meeting of shareholders or for any purpose required or permitted by law.
               (B) Following receipt by the president or the secretary of a request in writing, specifying the purpose or purposes for which the persons properly making such request have called a meeting of the shareholders, delivered either in person or by registered mail to such officer by any persons entitled to call a meeting of shareholders, such officer shall cause to be given to the shareholders entitled thereto notice of a meeting to be held on a date not less than seven nor more than sixty days after the receipt of such request, as such officer may fix. If such notice is not given within thirty days after the receipt of such request by the president or the secretary, then, and only then, the persons properly calling the meeting may fix the time of meeting and give notice thereof in accordance with the provisions of the Regulations.

               Section 1.05. Waiver of Notice. Notice of the time, place and purpose or purposes of any meeting of shareholders may be waived in writing, either before or after the holding of such meeting, by any shareholders, which writing shall be filed with or entered upon the records of such meeting. The attendance of any shareholder, in person or by proxy, at any such meeting without protesting the lack of proper notice, prior to or at the commencement of the meeting, shall be deemed to be a waiver by such shareholder of notice of such meeting.
               Section 1.06. Quorum. At any meeting of shareholders, the holders of a majority of the voting shares of the corporation then outstanding and entitled to vote thereat, present in person or by proxy, shall constitute a quorum for such meeting. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, or the chairman of the board, the president, or the officer of the corporation acting as chairman of the meeting, may adjourn such meeting from time to time, and if a quorum is present at such adjourned meeting any business may be transacted as if the meeting had been held as originally called.
               Section 1.07. Votes Required. At all elections of directors the candidates receiving the greatest number of votes shall be elected. Any other matter submitted to the shareholders for their vote shall be decided by the vote of such proportion of the shares, or of any class of shares, or of each class, as is required by law, the Articles or the Regulations.
               Section 1.08. Order of Business. The order of business at any meeting of shareholders shall be determined by the officer of the corporation acting as chairman of such meeting unless otherwise determined by a vote of the holders of a majority of the voting shares of the corporation then outstanding, present in person or by proxy, and entitled to vote at such meeting.

               Section 1.09. Shareholders Entitled to Vote. Each shareholder of record on the books of the corporation on the record date for determining the shareholders who are entitled to vote at a meeting of shareholders shall be entitled at such meeting to one vote for each share of the corporation standing in his name on the books of the corporation on such record date. The directors may fix a record date for the determination of the shareholders who are entitled to receive notice of and to vote at a meeting of shareholders, which record date shall not be a date earlier than the date on which the record date is fixed and which record date may be a maximum of sixty days preceding the date of the meeting of shareholders.
               Section 1.10. Proxies. At meetings of the shareholders any shareholder of record entitled to vote thereat may be represented and may vote by a proxy or proxies appointed by an instrument in writing signed by such shareholder, but such instrument shall be filed with the secretary of the meeting before the person holding such proxy shall be allowed to vote thereunder. No proxy shall be valid after the expiration of eleven months after the date of its execution, unless the shareholder executing it shall have specified therein the length of time it is to continue in force.
               Section 1.11. Inspectors of Election. In advance of any meeting of shareholders, the directors may appoint inspectors of election to act at such meeting or any adjournment thereof; if inspectors are not so appointed, the officer of the corporation acting as chairman of any such meeting may make such appointment. In case any person appointed as inspector fails to appear or act, the vacancy may be filled only by appointment made by the directors in advance of such meeting or, if not so filled, at the meeting by the officer of the corporation acting as chairman of such meeting. No other person or persons may appoint or require the appointment of inspectors of election.

ARTICLE TWO
DIRECTORS
               Section 2.01. Authority and Qualifications.
               (A) Except where the law, the Articles or the Regulations otherwise provide, all authority of the corporation shall be vested in and exercised by its directors. Directors need not be shareholders of the corporation.
               (B) A majority of the directors shall be outside directors; provided, that if eighty per cent or more of any class of the corporation’s voting shares are owned by a company, a majority of the directors may be officers or directors of one or more affiliates (as defined in Section 1101.01(A) of the Ohio Revised Code, or any amended or successor provision thereto) of the corporation. In addition, a majority of the directors shall be residents of Ohio or live within one hundred miles of Ohio. If during a term of office a director causes the total membership of the board to be in violation of this Section 2.01(B), the director shall forfeit his directorship, and the director’s office shall become vacant. No new director, or former director who is elected after an interruption in services, shall be elected if such election would cause the board to be in violation of this Section 2.01(B).
               (C) No person who has been convicted of, or has pleaded guilty to, a felony involving dishonesty or breach of trust shall take office as a director. If during a term of office any director is convicted of, or pleads guilty to, a felony involving dishonesty or breach of trust, the director shall forfeit his directorship, and the director’s office shall become vacant.

               Section 2.02. Number of Directors and Term of Office.
               (A) Until changed in accordance with the provisions of the Regulations, the number of directors of the corporation shall be 13. Each director shall be elected to serve until the next annual meeting of shareholders and until his successor is duly elected and qualified or until his earlier resignation, removal from office, or death.
               (B) The number of directors may be fixed or changed at a meeting of the shareholders called for the purpose of electing directors at which a quorum is present, by the affirmative vote of the holders of not less than a majority of the voting shares which are represented at the meeting, in person or by proxy, and entitled to vote on such proposal; provided, that the shareholders may not reduce the number of directors to less than five.
               (C) The directors may fix or change the number of directors and may fill any director’s office that is created by an increase in the number of directors; provided, that the directors may not reduce the number of directors to less than five.
               (D) No reduction in the number of directors shall of itself have the effect of shortening the term of any incumbent director.
               Section 2.03. Election and Oath of Office.
               (A) At each annual meeting of shareholders for the election of directors, the successors to the directors whose term shall expire in that year shall be elected, but if the annual meeting is not held or if one or more of such directors are not elected thereat, they may be elected at a special meeting called for that purpose. The election of directors shall be by ballot whenever requested by the presiding officer of the meeting or by the holders of a majority of the voting shares outstanding, entitled to vote at such meeting and present in person or by proxy, but unless such request is made, the election shall be viva voce.

               (B) To qualify as a director, each person elected shall, within sixty days after election, take and subscribe an oath to diligently and honestly perform the duties of a director and to not knowingly violate or permit to be violated any applicable federal or state banking law. Promptly upon execution, and within sixty days of the person’s election, the oath shall be filed with the secretary of the corporation.
               Section 2.04. Removal. A director or directors may be removed from office, with or without assigning any cause, by the vote of the holders of shares entitling them to exercise not less than a majority of the voting power of the corporation to elect directors in place of those to be removed. In case of any such removal, a new director may be elected at the same meeting for the unexpired term of each director removed. Failure to elect a director to fill the unexpired term of any director removed shall be deemed to create a vacancy in the board.
               The directors or superintendent of financial institutions may remove a director or directors from office if (1) the director has filed for relief or is a debtor in a case filed under Title XI of the United States Code, or (2) a court has determined that such director or directors is or are incompetent.
               Section 2.05. Vacancies. The remaining directors, though less than a majority of the whole authorized number of directors, may, by the vote of a majority of their number, fill any vacancy in the board for the unexpired term. A vacancy in the board exists within the meaning of this Section 2.05 in case the shareholders increase the authorized number of directors but fail at the meeting at which such increase is authorized, or an adjournment thereof, to elect the additional directors provided for, or in case the shareholders fail at any time to elect the whole authorized number of directors. The office of a member of the directors becomes vacant if the director dies or resigns. A resignation takes effect immediately unless the director specifies another time.
               Section 2.06. Meetings.
               (A) A meeting of the directors shall be held immediately following the adjournment of each annual meeting of shareholders at which directors are elected, and notice of such meeting need not be given. The directors also shall hold regular meetings, not less frequently than quarterly, at such time as the directors fix or determine by resolution. The directors may hold such other meetings as may be called from time to time by the chairman of the board, the president, or any two directors.
               (B) Minutes shall be kept of all meetings of the directors and shall be recorded in a readable and reproducible form and kept at the corporation. The minutes shall show the action of the directors on any loans, discounts, and investments made or authorized.
               (C) All meetings of directors shall be held at the principal office of the corporation in Defiance or at such other place within or without the State of Ohio, as the directors may from time to time determine by a resolution. Meetings of the directors may be held through any communications equipment if all persons participating can communicate with each other and participation in a meeting pursuant to this provision shall constitute presence at such meeting.
               Section 2.07. Notice of Meetings. Notice of the time and place of each meeting of directors for which such notice is required by law, the Articles, the Regulations or the By-Laws shall be given to each of the directors by at least one of the following methods:

(A)	In a writing mailed not less than three days before such meeting and addressed to the residence or usual place of business of a director, as such address appears on the records of the corporation; or

(B)	By telegraph, cable, radio, wireless, or a writing sent or delivered to the residence or usual place of business of a director as the same appears on the records of the corporation, not later than the day before the date on which such meeting is to be held; or

(C)	Personally or by telephone not later than the day before the date on which such meeting is to be held.
Notice given to a director by any one of the methods specified in the Regulations shall be sufficient, and the method of giving notice to all directors need not be uniform. Notice of any meeting of directors may be given only by the chairman of the board, the president or the secretary of the corporation. Any such notice need not specify the purpose or purposes of the meeting. Notice of adjournment of a meeting of directors need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.
               Section 2.08. Waiver of Notice. Notice of any meeting of directors may be waived in writing, either before or after the holding of such meeting, by any director, which writing shall be filed with or entered upon the records of the meeting. The attendance of any director at any meeting of directors without protesting, prior to or at the commencement of the meeting, the lack of proper notice, shall be deemed to be a waiver by him of notice of such meeting.
               Section 2.09. Quorum. A majority of the whole authorized number of directors shall be necessary to constitute a quorum for a meeting of directors, except that a majority of the directors in office shall constitute a quorum for filling a vacancy in the board. The act of a majority of the directors present at a meeting at which a quorum is present is the act of the board, except as otherwise provided by law, the Articles or the Regulations.
               Section 2.10. Executive Committee. The directors may create an executive committee or any other committee of directors, to consist of not less than three directors, and may authorize the delegation to such executive committee or other committees of any of the authority of the directors, however conferred, other than that of filling vacancies among the directors or in the executive committee or in any other committee of the directors.
               Such executive committee or any other committee of directors shall serve at the pleasure of the directors, shall act only in the intervals between meetings of the directors, and shall be subject to the control and direction of the directors. Such executive committee or other committee of directors may act by a majority of its members at a meeting or by a writing or writings signed by all of its members.
               Any act or authorization of any act by the executive committee or any other committee within the authority delegated to it shall be as effective for all purposes as the act or authorization of the directors. No notice of a meeting of the executive committee or of any other committee of directors shall be required. A meeting of the executive committee or of any other committee of directors may be called only by the president or by a member of such executive or other committee of directors. Meetings of the executive committee or of any other committee of directors may be held through any communications equipment if all persons participating can communicate with each other and participation in such a meeting shall constitute presence thereat.

               Minutes shall be kept of all meetings of the executive committee or any other committee and shall be recorded in a readable and reproducible form and kept at the corporation. The minutes shall show the action of such committee on any loans, discounts, and investments made or authorized. The minutes of the committee shall be submitted to the directors for review at the next regular meeting of the directors.
               Section 2.11. Compensation. Directors shall be entitled to receive as compensation for services rendered and expenses incurred as directors, such amounts as the directors may determine.
               Section 2.12. By-Laws. The directors may adopt, and amend from time to time, By-Laws for their own government, which By-Laws shall not be inconsistent with the law, the Articles or the Regulations.
ARTICLE THREE
OFFICERS
               Section 3.01. Officers. The officers of the corporation to be elected by the directors shall include (1) a president, (2) a secretary and (3) a treasurer or, in lieu of a treasurer, a cashier, a controller, a comptroller or other officer whose authority and duties the superintendent of financial institutions has determined to be essentially equivalent to that of a treasurer. If desired, the directors also may elect one or more vice presidents and such other officers and assistant officers as the directors may from time to time elect. The directors may elect a chairman of the board, who must be a director. Officers need not be shareholders of the corporation, and may be paid such compensation as the board of directors may determine. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required by law, the Articles, the Regulations or the By-Laws to be executed, acknowledged, or verified by two or more officers.
               Section 3.02. Tenure of Office. The officers of the corporation shall hold office at the pleasure of the directors. Any officer of the corporation may be removed, either with or without cause, at any time, by the affirmative vote of a majority of all the directors then in office; such removal, however, shall be without prejudice to the contract rights, if any, of the person so removed.
               Section 3.03. Duties of the Chairman of the Board. The chairman of the board, if any, shall preside at all meetings of the directors. He shall have such other powers and duties as the directors shall from time to time assign to him.
               Section 3.04. Duties of the President. The president also may be the chief executive officer of the corporation and shall exercise supervision over the business of the corporation and shall have, among such additional powers and duties as the directors may from time to time assign to him, the power and authority to sign all certificates evidencing shares of the corporation and all deeds, mortgages, bonds, contracts, notes and other instruments requiring the signature of the president of the corporation. It shall be the duty of the president to preside at all meetings of shareholders.
               Section 3.05. Duties of the Vice Presidents. In the absence of the president or in the event of his inability or refusal to act, the vice president, if any (or in the event there be more than one vice president, the vice presidents in the order designated, or in the absence of any designation, then in the order of their election), shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all restrictions upon the president. The vice presidents shall perform such other duties and have such other powers as the directors may from time to time prescribe.
               Section 3.06. Duties of the Secretary. It shall be the duty of the secretary, or of an assistant secretary, if any, in case of the absence or inability to act of the secretary, to keep minutes of all the proceedings of the shareholders and the directors and to make a proper record of the same; to perform such other duties as may be required by law, the Articles or the Regulations; to perform such other and further duties as may from time to time be assigned to him by the directors or the president; and to deliver all books, paper and property of the corporation in his possession to his successor, or to the president.
               Section 3.07. Duties of the Treasurer. The treasurer, or an assistant treasurer, if any, in case of the absence or inability to act of the treasurer, shall receive and safely keep in charge all money, bills, notes, choses in action, securities and similar property belonging to the corporation, and shall do with or disburse the same as directed by the president or the directors; shall keep an accurate account of the finances and business of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, stated capital and shares, together with such other accounts as may be required and hold the same open for inspection and examination by the directors; shall, upon the expiration of his term of office, deliver all money and other property of the corporation in his possession or custody to his successor or the president; and shall perform such other duties as from time to time may be assigned to him by the directors.
               If the corporation, in lieu of a treasurer, has a cashier, controller, comptroller or other officer whose authority and duties have been determined by the superintendent of financial institutions to be essentially equivalent to that of a treasurer, then such officer shall have each of the powers, and shall exercise each of the duties, set forth in this Section 3.07.
               Section 3.08. Bond. Each officer, prior to the discharge of the officer’s duties, shall be covered by an individual, schedule, or blanket fidelity bond in favor of the corporation, with terms and issuing insurer approved by the directors. The amount of the bond shall be set by the directors and shall be reasonable given the size and nature of business of the corporation.
ARTICLE FOUR
SHARES
               Section 4.01. Certificates. Certificates evidencing ownership of shares of the corporation shall be issued to those entitled to them. Each certificate evidencing shares of the corporation shall bear a distinguishing number; the signatures of the chairman of the board, the president, or a vice president, and of the secretary, an assistant secretary, the treasurer, or an assistant treasurer (except that when any such certificate is countersigned by an incorporated transfer agent or registrar, such signatures may be facsimile, engraved, stamped or printed); and such recitals as may be required by law. Certificates evidencing shares of the corporation shall be of such tenor and design as the directors may from time to time adopt and may bear such recitals as are permitted by law.
               Section 4.02. Transfers. Where a certificate evidencing a share or shares of the corporation is presented to the corporation or its proper agents with a request to register transfer, the transfer shall be registered as requested if:

               (1) An appropriate person signs on each certificate so presented or signs on a separate document an assignment or transfer of shares evidenced by each such certificate, or signs a power to assign or transfer such shares, or when the signature of an appropriate person is written without more on the back of each such certificate; and
               (2) Reasonable assurance is given that the endorsement of each appropriate person is genuine and effective; the corporation or its agents may refuse to register a transfer of shares unless the signature of each appropriate person is guaranteed by an “eligible guarantor institution” as defined in Rule 17Ad-15 under the Securities Act of 1934 or any successor rule or regulation; and
               (3) All applicable laws relating to the collection of transfer or other taxes have been complied with; and
               (4) The corporation or its agents are not otherwise required or permitted to refuse to register such transfer.
               Section 4.03. Transfer Agents and Registrars. The directors may appoint one or more agents to transfer or to register shares of the corporation, or both.
               Section 4.04. Lost, Wrongfully Taken or Destroyed Certificates. Except as otherwise provided by law, where the owner of a certificate evidencing shares of the corporation claims that such certificate has been lost, destroyed or wrongfully taken, the directors must cause the corporation to issue a new certificate in place of the original certificate if the owner:
               (1) So requests before the corporation has notice that such original certificate has been acquired by a bona fide purchaser; and
               (2) Files with the corporation, unless waived by the directors, an indemnity bond, with surety or sureties satisfactory to the corporation, in such sums as the directors may, in their discretion, deem reasonably sufficient as indemnity against any loss or liability that the corporation may incur by reason of the issuance of each such new certificate; and
               (3) Satisfies any other reasonable requirements which may be imposed by the directors, in their discretion.
               Section 4.05. Uncertificated Shares. Anything contained in this Article Four to the contrary notwithstanding, the directors may provide by resolution that some or all of any or all classes and series of shares of the corporation shall be uncertificated shares, provided that such resolution shall not apply to (A) shares of the corporation represented by a certificate until such certificate is surrendered to the corporation in accordance with applicable provisions of Ohio law or (B) any certificated security of the corporation issued in exchange for an uncertificated security in accordance with applicable provisions of Ohio law. The rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical, except as otherwise expressly provided by law.
ARTICLE FIVE
INDEMNIFICATION AND INSURANCE
               Section 5.01. Indemnification. The corporation shall indemnify any officer or director of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action threatened or instituted by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee, agent or volunteer of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, agent or volunteer of another corporation (domestic or foreign, nonprofit or for profit), limited liability company, partnership, joint venture, trust or other enterprise, against expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if his act or omission giving rise to any claim for indemnification under this Section 5.01 was not occasioned by his intent to cause injury to the corporation or by his reckless disregard for the best interests of the corporation, and in respect of any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. It shall be presumed that no act or omission of a person claiming indemnification under this Section 5.01 that gives rise to such claim was occasioned by an intent to cause injury to the corporation or by a reckless disregard for the best interests of the corporation and, in respect of any criminal matter, that such person had no reasonable cause to believe his conduct was unlawful; the presumption recited in this Section 5.01 can be rebutted only by clear and convincing evidence, and the termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, rebut such presumption.
               Section 5.02. Court-Approved Indemnification. Anything contained in the Regulations or elsewhere to the contrary notwithstanding:
               (A) the corporation shall not indemnify any officer or director of the corporation who was a party to any completed action or suit instituted by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, agent or volunteer of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, agent or volunteer of another corporation (domestic or foreign, nonprofit or for profit), limited liability company, partnership, joint venture, trust or other enterprise, in respect of any claim, issue or matter asserted in such action or suit as to which he shall have been adjudged to be liable for an act or omission occasioned by his deliberate intent to cause injury to the corporation or by his reckless disregard for the best interests of the corporation, unless and only to the extent that the Court of Common Pleas of Defiance County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances of the case, he is fairly and reasonably entitled to such indemnity as such Court of Common Pleas or such other court shall deem proper; and
               (B) the corporation shall promptly make any such unpaid indemnification as is determined by a court to be proper as contemplated by this Section 5.02.
               Section 5.03. Indemnification for Expenses. Anything contained in the Regulations or elsewhere to the contrary notwithstanding, to the extent that an officer or director of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.01, or in defense of any claim, issue or matter therein, he shall be promptly indemnified by the corporation against expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs) actually and reasonably incurred by him in connection therewith.
               Section 5.04. Determination Required. Any indemnification required under Section 5.01 and not precluded under Section 5.02 shall be made by the corporation only upon a determination that such indemnification is proper in the circumstances because the officer or director has met the applicable standard of conduct set forth in Section 5.01. Such determination may be made only (A) by a majority vote of a quorum consisting of directors of the corporation who were not and are not parties to, or threatened with, any such action, suit or proceeding, or (B) if such a quorum is not obtainable or if a majority of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation, or any person to be indemnified, within the past five years, or (C) by the shareholders, or (D) by the Court of Common Pleas of Defiance County, Ohio or (if the corporation is a party thereto) the court in which such action, suit or proceeding was brought, if any; any such determination may be made by a court under division (D) of this Section 5.04 at any time [including, without limitation, any time before, during or after the time when any such determination may be requested of, be under consideration by or have been denied or disregarded by the disinterested directors under division (A) or by independent legal counsel under division (B) or by the shareholders under division (C) of this Section 5.04]; and no failure for any reason to make any such determination, and no decision for any reason to deny any such determination, by the disinterested directors under division (A) or by independent legal counsel under division (B) or by the shareholders under division (C) of this Section 5.04 shall be evidence in rebuttal of the presumption recited in Section 5.01. Any determination made by the disinterested directors under division (A) or by independent legal counsel under division (B) of this Section 5.04 to make indemnification in respect of any claim, issue or matter asserted in an action or suit threatened or brought by or in the right of the corporation shall be promptly communicated to the person who threatened or brought such action or suit, and within ten (10)

days after receipt of such notification such person shall have the right to petition the Court of Common Pleas of Defiance County, Ohio or the court in which such action or suit was brought, if any, to review the reasonableness of such determination.
               Section 5.05. Advances for Expenses. The provisions of Section 1701.13(E)(5)(a) of the Ohio Revised Code do not apply to the corporation. Expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs) incurred in defending any action, suit or proceeding referred to in Section 5.01 shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding to or on behalf of the officer or director promptly as such expenses are incurred by him, but only if such officer or director shall first agree, in writing, to repay all amounts so paid in respect of any claim, issue or other matter asserted in such action, suit or proceeding in defense of which he shall not have been successful on the merits or otherwise if it is proved by clear and convincing evidence in a court of competent jurisdiction that, in respect of any such claim, issue or other matter, his relevant action or failure to act was occasioned by his deliberate intent to cause injury to the corporation or his reckless disregard for the best interests of the corporation, unless, and only to the extent that, the Court of Common Pleas of Defiance County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such determination, and in view of all of the circumstances, he is fairly and reasonably entitled to all or part of such indemnification.
               Section 5.06. Article Five Not Exclusive. The indemnification provided by this Article Five shall not be exclusive of, and shall be in addition to, any other rights to which any person seeking indemnification may be entitled under the Articles, the Regulations, any agreement, a vote of disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an officer or director of the corporation and shall inure to the benefit of the heirs, executors, and administrators of such a person.
               Section 5.07. Insurance. The corporation may purchase and maintain insurance, or furnish similar protection, including but not limited to trust funds, letters of credit, or self-insurance, for or on behalf of any person who is or was a director, officer, employee, agent or volunteer of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, agent or volunteer of another corporation (domestic or foreign, nonprofit or for profit), limited liability company, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the obligation or the power to indemnify him against such liability under the provisions of this Article Five. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.
               Section 5.08. Certain Definitions. For purposes of this Article Five, and as an example and not by way of limitation:
               (A) A person claiming indemnification under this Article Five shall be deemed to have been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.01, or in defense of any claim, issue or other matter therein, if such action, suit or proceeding shall be terminated as to such person, with or without prejudice, without the entry of a judgment or order against him, without a conviction of him, without the imposition of a fine upon him and without his payment or agreement to pay any amount in settlement thereof (whether or not any such termination is based upon a judicial or other determination of the lack of merit of the claims made against him or otherwise results in a vindication of him).
               (B) References to an “other enterprise” shall include employee tax benefit plans; references to a “fine” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries.
               Section 5.09. Venue. Any action, suit or proceeding to determine a claim for, or for repayment to the corporation of, indemnification under this Article Five may be maintained by the person claiming such indemnification, or by the corporation, in the Court of Common Pleas of Defiance County, Ohio. The corporation and (by claiming or accepting such indemnification) each such person consent to the exercise of jurisdiction over its or his person by the Court of Common Pleas of Defiance County, Ohio in any such action, suit or proceeding.
ARTICLE SIX
MISCELLANEOUS
               Section 6.01. Amendments. The Regulations may be amended, or new regulations may be adopted, at a meeting of shareholders held for such purpose, only by the affirmative vote of the holders of shares entitling them to exercise not less than a majority of the voting power of the corporation on such proposal, or without a meeting (without regard to whether the shareholders have been provided a copy of the proposed amendments or new code of regulations at least ten days prior to the last day the shareholders could consent to or deny consent to the proposed amendments or new code of regulations) by the written consent of the holders of shares entitling them to exercise not less than a majority of the voting power of the corporation on such proposal.
               If the code of regulations is amended or a new code of regulations is adopted without a meeting of the shareholders, the secretary shall mail a copy of the amendment or the new code of regulations, or notice of the adoption of the amendment or new code of regulations, to each shareholder who would have been entitled to vote on the amendment or adoption.
               Section 6.02. Action by Shareholders or Directors Without a Meeting. Anything contained in the Regulations to the contrary notwithstanding, except as provided in Section 6.01, any action which may be authorized or taken at a meeting of the shareholders or of the directors or of a committee of the directors, as the case may be, may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all the shareholders who would be entitled to notice of a meeting of the shareholders held for such purpose, or all the directors, or all the members of such committee of the directors, respectively, which writings shall be filed with or entered upon the records of the corporation.

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